Exhibit 99.3

HIBERNIA CORPORATION

NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid election with respect to your shares of common stock of Hibernia Corporation (“Hibernia”), as set forth in the revised proxy statement/prospectus, dated September [ ], 2005 (the “Prospectus”), and the accompanying Election Form and the instructions thereto (collectively, the “Election Form”), if (1) your stock certificate(s) representing shares of Hibernia common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to Computershare (the “Exchange Agent”) prior to 5:00 p.m., local time in New York City, on November [__], 2005, which is the election deadline. You may deliver this Notice of Guaranteed Delivery by hand, facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below and it must be received by the Exchange Agent on or before the election deadline. See “Mailing Instructions” in the Election Form for further information.

TO: COMPUTERSHARE, Exchange Agent

If delivered by Mail, to:	If delivered by Overnight Delivery:	If delivered by Hand:
Computershare Hibernia/Capital One Transaction Attn.: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Computershare Hibernia/Capital One Transaction Attn.: Corporate Actions 161 Bay State Drive Braintree, MA 02184	Computershare Hibernia/Capital One Transaction Attn.: Corporate Actions 17 Battery Place 11th fl. New York, NY 10004
If by facsimile transmission: (For eligible institutions only) 1-781-380-3388 Facsimile confirmation number 1-781-843-1833 ext. 200

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Election Form is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in Box A or Box B of the Election Form.

Ladies and Gentlemen:

I hereby acknowledge that if the shares of Hibernia common stock listed below are not delivered to the Exchange Agent by 5:00p.m. Eastern Time on the third NYSE trading day after the election deadline (as set forth in the Election Form), the Exchange Agent may deem that I have not made an election with respect to such shares.

I hereby tender to the Exchange Agent the shares of Hibernia common stock listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the related Election Form, including the instructions to the related Election Form, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Prospectus, as follows:

Certificate No.	Number of Shares

___________________________________	___________________________________

___________________________________	___________________________________

___________________________________	___________________________________

___________________________________	___________________________________

The Book-Entry Transfer Facility Account Number (if the shares of Hibernia common stock will be delivered by book-entry transfer)	Sign Here ___________________________________

___________________________________	___________________________________

Account Number	Signature(s)
___________________________________	___________________________________

Number of Shares	Number and Street or P.O. Box

Dated: _________________________, ______	___________________________________ City, State, Zip Code

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the Exchange Agent of certificates representing the shares of Hibernia common stock listed above, in proper form for transfer or delivery of such shares of Hibernia common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Election Form (or manually signed facsimile thereof) and any other required documents, no later than 5:00p.m. Eastern Time on the third NYSE trading day after the date hereof.

___________________________________ Firm Name (Print)

___________________________________ Authorized Signature

___________________________________ Address

___________________________________ City, State, Zip Code

___________________________________ Area Code and Telephone Number

Date _________________________, ______

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE ELECTION FORM TO THE EXCHANGE AGENT (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).